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                                                                   EXHIBIT 10.42


                [UNITED STATES SURGICAL CORPORATION LETTERHEAD]



August 14, 1998

Mr. William G. Mavity, President
InnerDyne, Inc.
1244 Reamwood Avenue
Sunnyvale, CA 94089

Dear Mr. Mavity:

Pursuant to Section 11.3 of our License Agreement dated December 20, 1996, this is to notify you that USSC has determined that it will not pursue development or commercialization of Products within the Field based upon the "IDI Technology" which is licensed to USSC under said Agreement. As required by our Agreement, we therefore hereby offer InnerDyne the opportunity to re-acquire all rights to the IDI Technology which was licensed to USSC under the Agreement. Such offer will remain open for thirty (30) days following the delivery to InnerDyne of this notice. If you wish to reacquire said IDI Technology, the purchase price thereof, pursuant tot he Agreement is [*].

Please notify us as soon as possible of your decision regarding the IDI Technology. Thank you.

Yours very truly,



/s/ RICHARD A. GRANGER
-----------------------------------
Richard A. Granger
Vice President

RAG/jl

Certified Mail, Return Receipt Requested




                   * MATERIAL HAS BEEN OMITTED PURSUANT TO A
                    REQUEST FOR CONFIDENTIAL TREATMENT. SUCH
                  MATERIAL HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.